REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of this ______day of ___________ 200_____, is by and between Herborium Group, Inc., a Delaware Corporation (the “Company”), and the person whose name appears on the signature page attached hereto (individually a “Holder” and collectively, with the holders of other securities issued in the Offering (as defined below), the “Holders”).

WHEREAS, pursuant to a Subscription Agreement the Company has offered (the “Offering”) to sell up to $500,000 in 10% promissory notes (the “Notes”), convertible into shares of the Company’s common stock (the “Shares” or the “Common Stock”), each $50,000 in Notes also includes the issuance of 50,000 shares of Common Stock and the issuance of five year warrants to purchase 100,000 shares of Common Stock, or like security issued in a Qualified Financing or Acquisition, 50,000 at an exercise price of $0.025 per share and 50,000 at an exercise price of $0.05 (the “Warrants” along with the Notes and Common Stock per $50,000 investment, (a “Unit”)). Through an over-allotment option, the Company may elect to sell up to an additional 5 Units in the Offering for a total of $250,000;

WHEREAS, pursuant to the terms of and in order to induce the Holders to enter into a certain Subscription Agreement between the Company and the Holder (the “Subscription Agreement”) to purchase the Units, the Company and each Holder have agreed to enter into this Agreement setting forth the registration rights to be granted with respect to the shares of Common Stock issued, or issueable to each holder upon conversion of the Notes and/or Warrants, issued to each Holder pursuant to the Subscription Agreements (the “Registrable Securities”); and

WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Units;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Subscription Agreement, the Company and the Holder hereby agree as follows:

1. Registration Rights

(a) Piggyback Registration Rights. If the Company at any time proposes to register any of its equity securities under the Securities Act of 1933, as amended (the “1933 Act”), for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public, a registration statement on Form S-3 to be filed by the Company to register securities issued in consideration for an acquisition, a registration statement on Form S-1 covering solely an employee benefit plan or a registration statement relating to a dividend reinvestment plan), it will give written notice at such time to each Holder. Upon the written request of each Holder, given within twenty (20) days after receipt of any such notice by the Company, to register any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request); provided that nothing herein shall prevent the Company from abandoning or delaying any such registration at any time. In the event that any registration pursuant to this Section 1(a) shall be, in whole or in part, an underwritten public offering of equity securities, any request by a Holder pursuant to this Section 1(a) to register Registrable Securities shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the equity securities otherwise being sold through underwriters under such registration. The number of shares of Registrable Securities to be included in such an underwriting may be reduced (pro rata among all persons or entities having registration rights), if and to be the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however that except in the case of the Company's initial public offering of Common Stock (in which the number of shares to be offered on behalf of selling shareholders may be reduced to zero) or in the case of an underwritten offering of an equity security other than Common Stock (in which the number of shares to be offered on behalf of selling shareholders may also be reduced to zero), in no event shall the number of shares to be registered on behalf of selling Holders be less than twenty percent (20%) of the aggregate number of shares to be offered in such underwriting. If the offering covered by this Section 1(a) shall be an underwritten public offering, the Company shall designate the managing underwriter of such offering. In the event of any such reduction or cutback in the number of Registrable Securities to be registered, or in the event that the Company abandons any such registration prior to the effective date thereof, the Holders shall continue to maintain the rights provided by this Section 1, subject to the termination provisions of this Agreement.

(b) Cooperation with the Company. The Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

2. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to use its commercially reasonable best efforts to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement and shall use its commercially reasonable best efforts to cause such registration statement to become effective and remain effective until (i) all the Registrable Securities covered thereby (the “Covered Securities”) are sold or (ii) all Holders (other than “Affiliates” of the Company, as such term is defined in Rule 144 under the 1933 Act) are eligible to take advantage of the provisions of Rule 144(k) under the 1933 Act with respect to all the Registrable Securities (held by persons other than Affiliates) or (iii) two years from the date on which such registration statement is declared effective, whichever is earliest;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement;

(c) furnish to each Holder of the Covered Securities such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the 1933 Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

(d) use its commercially reasonable best efforts to register and qualify the Covered Securities under such other securities or blue sky laws of such jurisdictions as the Holders of a majority of the Covered Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the public sale or other disposition in such jurisdictions of the Covered Securities owned by such Holders, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or to submit itself to taxation in any jurisdiction which otherwise does not have the right to tax the Company;

(e) use its commercially reasonable best efforts to list such securities on any securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange; and

(f) notify each Holder of Covered Securities, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

3. Withdrawal Obligation. By including any Covered Securities in any registration statement covered hereby, each Holder agrees that (x) the Company shall have the right to delay effecting any registration covered hereby in order to allow the Company to delay disclosure of sensitive information until such time as the Company is otherwise required to make such disclosure, and (y) the Holder shall refrain from selling any Registrable Securities if requested to do so by the Company, provided that (1) such request shall only be made in order to defer disclosure of sensitive information until the Company is otherwise required to make such disclosure and (2) the Holder is not required to refrain from selling for a period of more than thirty (30) days in any ninety (90) day period.

4. Expenses. All expenses incurred in any registration of the Holders' Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registrable Securities under federal and State securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d); provided, however, that the Company shall not be liable for (a) any discounts or commissions payable to any underwriter; (b) any stock transfer taxes incurred with respect to Registrable Securities sold on behalf of the Holder thereof; or (c) the fees and expenses of counsel for any Holder.

5. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement;

(a) Company Indemnity. (i) Without limitation of any other indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, counsel, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the “Exchange Act”) (collectively, the “Indemnified Holders”)), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law (collectively, the “Claims”), insofar as such Claims (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act or any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Indemnified Holder for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Indemnified Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by or on behalf of any such Indemnified Holder.

(ii)  The foregoing notwithstanding, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Violation or alleged Violation made in any preliminary prospectus if (A) such Indemnified Holder failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities giving rise to such Claim and (B) the prospectus would have corrected such untrue statement or omission.

(iii) In addition, the Company shall not be liable to the extent that any such Claim arises out of or is based upon a Violation or alleged Violation in a prospectus, (A) if such Violation or alleged Violation is corrected in an amendment or supplement to such prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Indemnified Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale to the person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

(b) Holder Indemnity. Each Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, stockholders, representatives and partners, any underwriter (as defined in the 1933 Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the 1933 Act or the Exchange Act), against any Claims (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and each such Holder shall reimburse the Company and each such affiliate, counsel, officer, director, stockholder, representative or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such Claim insofar as such Claims (or actions and respect thereof) arise out of or are based upon (i) written information provided by or on behalf of such Holder to the Company expressly for inclusion in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) any sale by such Holder after receipt from the Company of the notice described in Section 2(f) hereof and prior to acceptance from the Company of an amended or supplemental prospectus; provided, however, that the maximum amount which may be recovered from each Holder pursuant to the indemnification granted under clause (i) in this paragraph shall be limited to the amount of proceeds received by such Holder from the sale of Registrable Securities by such Holder pursuant to such registration statement.

(c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement; provided, however, that the indemnifying party shall not be required to indemnify the indemnified party for the amount of a judgment in excess of the amount of any previous settlement offer by the plaintiff that was rejected by the indemnified party over the objection of the indemnifying party.

If an indemnified party notifies an indemnifying party in writing that such indemnified party elects to employ separate counsel at the expense of the indemnifying party as permitted by the provisions of the preceding paragraph, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party. The foregoing notwithstanding, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and any other indemnified parties (which firm shall be designated in writing by such indemnified parties) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances.

Any indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Claim referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Agreement (other than as described in Section 5(b)(ii) hereof) shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Claim or any substantially similar Claim arising from the sale of such Registrable Securities).

(e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement. Any purported assignment in violation of this provision shall be null and void.

6. Assignment of Registration Rights. The rights of the Holders under this Agreement, including the rights to cause the Company to register Registrable Securities, may not be assigned without the written prior consent of the Company.

7. Lock-up. The Holder agrees that in connection with the Company’s initial public offering, if any, the Holder shall execute such lock-up agreement as shall be proposed by the Company’s managing underwriter, provided that such lock-up agreement is no more restrictive than the lock-up agreement executed generally by the Company’s directors and executive officers.

8. Notices.

(a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telecopied or telexed with confirmation of receipt or delivered by hand or by overnight delivery service, (i) if to the Company at Herborium Group, Inc., 2401 East 23rd Street, Brooklyn, NY 11231 Attention: Dr. Agnes Olszewski, CEO, or at such other address as it may have furnished in writing to the Holders of Registrable Securities at the time outstanding, or (ii) if to any Holder of any Registrable Securities, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

(b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given five days after so mailed, when telecopied or telexed shall be deemed to be given when transmitted if transmitted during business hours on a business day or on the next succeeding business day if transmitted other than during business hours on a business day, or when delivered by hand or overnight shall be deemed to be given when delivered.

9. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

10. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Registrable Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Registrable Securities or reduce the amount of reimbursable costs to any Holder of Registrable Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Registrable Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Registrable Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

11. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

12. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

13. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

14. Pronouns; Headings. Unless the context otherwise requires, all personal pronouns used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and if in the singular shall include the plural, and in the plural, the singular. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of first provided above

Herborium Group, Inc.

By: Dr. Agnes Olszewski

[Counterpart Signature Page to Follow]

Counterpart Signature Page to Registration Rights Agreement

HOLDER:

By:

Print Name and Title

Principal Residence or Executive Office